As filed with the Securities and Exchange Commission on April 1, 2016                 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TriNet Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	95-3359658
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1100 San Leandro Blvd., Suite 400
San Leandro, CA 94577
(510) 352-5000
(Address of principal executive offices) (Zip code)

TriNet Group, Inc. 2009 Equity Incentive Plan
TriNet Group, Inc. 2014 Employee Stock Purchase Plan
(Full title of the plan)
_____________________________________

Burton M. Goldfield
Chief Executive Officer
TriNet Group, Inc.
1100 San Leandro Blvd., Suite 400
San Leandro, CA 94577
(510) 352-5000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Sarah K. Solum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000	Brady Mickelsen Chief Legal Officer TriNet Group, Inc. 1100 San Leandro Blvd., Suite 400 San Leandro, CA 94577 (510) 352-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.000025 per share
– 2009 Equity Incentive Plan	3,166,714	(2)	$13.42	$42,497,302	$4,279
– 2014 Employee Stock Purchase Plan	703,714	(3)	$13.42	$9,443,842	$951
Total	3,870,428			$51,941,144	$5,230

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)
Represents shares of common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2009 Equity Incentive Plan (the “2009 Plan”) on January 1, 2016 pursuant to an “evergreen” provision contained in the 2009 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2009 Plan automatically increases on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2019, by the lesser of 4.5% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the immediately preceding calendar year, or a number of shares determined by the Registrant’s board of directors.

(3)
Represents shares of common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) on January 1, 2016 pursuant to an “evergreen” provision contained in the 2014 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2014 ESPP automatically increases on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by the lesser of (a) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding calendar year, (b) 1,800,000 shares of common stock or (c) a number determined by the Registrant’s board of directors

(4)
Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $13.42 per share, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 28, 2016.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,870,428 shares of common stock of TriNet Group, Inc. (the “Registrant”) issuable pursuant to the TriNet Group, Inc. 2009 Equity Incentive Plan (the “2009 Plan”) and the TriNet Group, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”). These additional shares of common stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-194880) was filed with the Securities and Exchange Commission on March 28, 2014. These additional shares of common stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2009 Plan and the 2014 ESPP, which provide that the total number of shares subject to such plans will be increased on the first day of each fiscal year pursuant to a specified formula.

PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
(a)     The contents of the earlier registration statement on Form S-8 relating to the 2009 Plan and the 2014 ESPP, previously filed with the Securities and Exchange Commission on March 28, 2014 (File No. 333-194880).
(b)     The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Securities and Exchange Commission on March 31, 2016.
(c)     The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on March 24, 2014 (File No. 001-36373) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(d)     All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 8.    EXHIBITS

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of TriNet Group, Inc.
4.2 (2)	Amended and Restated Bylaws of TriNet Group, Inc.
4.3 (3)	Amended and Restated Registration Rights Agreement, by and among TriNet Group, Inc., GA TriNet LLC and HR Acquisitions, LLC, dated June 1, 2009.
5.1	Opinion of Davis Polk & Wardwell LLP.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1 (4)	Amended and Restated 2009 Equity Incentive Plan.
99.2 (5)	Form of Option Agreement and Option Grant Notice under the Amended and Restated 2009 Equity Incentive Plan.
99.3 (6)	Form of Restricted Stock Unit Agreement and Restricted Stock Unit Award Notice under the Amended and Restated 2009 Equity Incentive Plan.
99.4 (7)	2014 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36373), filed with the Securities and Exchange Commission on April 1, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 4, 2014, and incorporated herein by reference.
(3)
Filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on November 21, 2013, and incorporated herein by reference.

(4)
Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 14, 2014, and incorporated herein by reference.

(5)
Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 4, 2014, and incorporated herein by reference.

(6)
Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 4, 2014, and incorporated herein by reference.

(7)
Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 14, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California, on this 1st day of April, 2016.

TRINET GROUP, INC.

By:	/s/ Burton M. Goldfield
Burton M. Goldfield
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Burton M. Goldfield, William Porter and Brady Mickelsen, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Burton M. Goldfield	Chief Executive Officer (Principal Executive Officer)	April 1, 2016
Burton M. Goldfield

/s/ William Porter	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2016
William Porter

/s/ Katherine August-deWilde	Director	April 1, 2016
Katherine August-deWilde

/s/ Martin Babinec	Director	April 1, 2016
Martin Babinec

/s/ H. Raymond Bingham	Director	April 1, 2016
H. Raymond Bingham

	Director	April 1, 2016
/s/ Paul Chamberlain
Paul Chamberlain

/s/ Kenneth Goldman	Director	April 1, 2016
Kenneth Goldman

/s/ David C. Hodgson	Director	April 1, 2016
David C. Hodgson

/s/ John H. Kispert	Director	April 1, 2016
John H. Kispert

/s/ Wayne B. Lowell	Director	April 1, 2016
Wayne B. Lowell

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of TriNet Group, Inc.
4.2 (2)	Amended and Restated Bylaws of TriNet Group, Inc.
4.3 (3)	Amended and Restated Registration Rights Agreement, by and among TriNet Group, Inc., GA TriNet LLC and HR Acquisitions, LLC, dated June 1, 2009.
5.1	Opinion of Davis Polk & Wardwell LLP.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1 (4)	Amended and Restated 2009 Equity Incentive Plan.
99.2 (5)	Form of Option Agreement and Option Grant Notice under the Amended and Restated 2009 Equity Incentive Plan.
99.3 (6)	Form of Restricted Stock Unit Agreement and Restricted Stock Unit Award Notice under the Amended and Restated 2009 Equity Incentive Plan.
99.4 (7)	2014 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36373), filed with the Securities and Exchange Commission on April 1, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 4, 2014, and incorporated herein by reference.
(3)
Filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on November 21, 2013, and incorporated herein by reference.

(4)
Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 14, 2014, and incorporated herein by reference.

(5)
Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 4, 2014, and incorporated herein by reference.

(6)
Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 4, 2014, and incorporated herein by reference.

(7)
Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 14, 2014, and incorporated herein by reference.